1 CONSULTANT AGREEMENT THIS CONSULTANT AGREEMENT (“Agreement”) is agreed upon as of the date last signed below by and between Babcock & Wilcox Enterprises, Inc., a Delaware corporation having an office at 1200 E. Market Street, Suite 650, Akron, OH 44305 (hereinafter called “B&W”) and John Dziewisz residing at [ * * * ] (hereinafter called the “Consultant”). WHEREAS B&W wishes to engage the services of the Consultant as specified herein, and the Consultant is ready, willing and able to undertake the rendition of such services: NOW, THEREFORE, the parties agree as follows: 1. Termination of Employment; Engagement as a Consultant and Description of Services: 1.1 The Consultant confirms that his employment with B&W has been separated and he has resigned, or will resign, from all other positions (as an officer, director, employee, member, manager and in any other capacity) the Consultant held with B&W and each of its affiliates, effective May 31, 2026 (the “Separation Date”). 1.2 Notwithstanding anything else in this Agreement to the contrary, this Agreement shall be null and void unless the Consultant timely satisfies the Release Condition (as defined below). The “Release Condition” means that (a) after the Separation Date but not more than twenty-one (21) days after the Separation Date, the Consultant signs and delivers the Separation Agreement and Release of Claims attached hereto as Exhibit C to the Company, and (b) the Consultant does not revoke such Release (or any portion thereof). 1.3 B&W engages Consultant as a consultant for the Term (as define below). During the Term, Consultant shall furnish advice, consultation and related services pertaining as set forth in Exhibit A attached hereto. 2. Status - During the Term, Consultant shall be an independent contractor and shall not be an employee of B&W. B&W shall not be entitled to exercise supervision over the details or methods of performance by Consultant hereunder or to require adherence to specific procedures in performing services hereunder. Consultant shall not be subject to rules or regulations applicable to B&W’s employees or any established work schedule or routine or other supervision of or direction by B&W, as to hours worked or otherwise, provided, however, that all services rendered hereunder shall be so rendered to the satisfaction of B&W. Consultant shall not have authority to obligate B&W to any agreement or to exercise any supervision or direction over B&W’s employees. Since the Consultant is not an employee of B&W, it is not entitled to participate in any of B&W’s employee benefit plans or other programs; and, Consultant shall pay for and be responsible for its own payroll taxes and employee benefits. Provided, however, notwithstanding this Agreement, if the Consultant was previously employed by B&W, the retirement and other benefits that it may be entitled to as a result of said previous employment with B&W shall continue uninterrupted in accordance with the terms and conditions with each respective benefit plan or other program and such benefits shall not be affected by nor have any relationship to this Agreement. B&W agrees that pursuant to his role as a Consultant, the Consultant shall not have access to Material Nonpublic Information as that term is defined in B&W’s Insider Trading

2 Policy. As such, the Consultant shall not be considered as a Designated Insider pursuant to B&W’s Insider Trading Policy. 3. Compensation - The Consultant’s individual contact within B&W shall be Gillianne Hetrick, SVP Corporate Operations (“B&W Authorized Representative”) who, along with Gregory L. Golub and Eric J. Stecz, shall be responsible for transmitting requests for such advice and consultation from B&W where necessary to enable the Consultant to carry out its responsibilities hereunder and monitoring the Consultant’s work. B&W shall pay the Consultant according to the prices or other fee arrangement set forth in Exhibit B. B&W shall pay actual reasonable costs of travel, meals, and lodging necessarily incurred by the Consultant in rendering services hereunder, but not any other fees, costs or expenses except as provided below. The Consultant shall not be required to submit a statement for each month in which services are rendered, except as provided below with respect to reimbursement of expenses. B&W shall remit to the Consultant the monthly fee as provided in Exhibit B. The maximum Base Fee (defined in Exhibit B) compensation payable to Consultant under this Agreement shall in no event exceed $200,000. The Consultant shall be reimbursed by B&W for reasonable customary expenses related to this assignment. In order to be reimbursed, the Consultant shall submit an expense report in B&W’s format to B&W’s Authorized Representative for approval. 4. Taxes - The Consultant shall bear any of his taxes whatsoever arising out of Consultant’s relationship with B&W hereunder, including but not limited to, all taxes and contributions assessed on income, any withholding taxes (Federal, State, local), FICA, unemployment withholdings, or other similar obligations on any payments made by B&W to the Consultant hereunder. The Consultant shall indemnify and hold B&W harmless from any taxes, duties or governmental charges assessed against the Consultant. 5. Inventions, Discoveries or Improvements and Copyrights: 5.1 The Consultant shall report in writing the details of every invention, discovery or improvement (whether patentable or not) (“Inventions”) made or conceived by the Consultant alone or in conjunction with others relating to subjects or matters referred to in Section 1.3 of this Agreement, or relating to, arising out of, or emanating from services rendered under this Agreement. The Consultant shall assist B&W and its nominee in obtaining patents covering said Inventions in any and all countries, and shall execute or have executed all papers needed in applying for and obtaining any such patents, and shall sign and deliver instruments of assignments of such patents to B&W, all as requested by B&W. If the Consultant is an inventor or co-inventor of any such patent, Consultant shall be named on such patent; however, all Inventions (whether patented or not) shall be and shall remain the property of B&W. 5.2 Consultant hereby assigns and agrees to assign to B&W all of his or her rights, title, and interest in and to all Inventions conceived or reduced to practice during the Term and for one year thereafter all applications for U.S. and foreign letters patent disclosing such Inventions and all U.S. and foreign patents granted upon such Inventions. 5.3 All work prepared by the Consultant for B&W, whether textual, graphic, electronic or otherwise is a work for hire (“Work”). In consideration of fees paid under this Agreement and other good and valuable consideration, receipt of which is acknowledged, Consultant assigns to B&W all Consultant’s interest in the Work and in any copyright that may exist thereon if done for B&W for the purposes of fulfilling the obligations of Consultant under

3 this Agreement, together with the right to secure renewals, reissues, and extensions of any such copyright. Such interest and right shall be held to the full end of the term for which the copyright or any renewal or extension thereof is or may be granted. 6. Security and Non-Disclosure of Information - The Consultant shall be responsible for, and bear the expense of, compliance with governmental laws and regulations applicable to the procurement, utilization or production of information in connection with the furnishing of services hereunder. Except as provided in the next paragraph, the Consultant shall keep secret and confidential such information pertaining to B&W, its activities, products, organization or internal affairs as the Consultant may acquire during the Term. The Consultant shall not, during such Term, aid any individual or organization in competition with B&W regarding matters or subjects similar or related to those either referred to in this Agreement, or dealt with in furnishing its services. Consultant agrees that during the Term it will refrain from performing any act or engaging in any course of conduct which has or may reasonably have the effect of demeaning the name or business reputation of B&W or affects adversely or may reasonably affect adversely B&W’s best interest, economic or otherwise. The Consultant will not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual who files a lawsuit for retaliation by B&W for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding only if (1) the individual files any document containing the trade secret under seal and (2) does not disclose the trade secret, except pursuant to court order. Furthermore, subject to the trade secret disclosure prohibitions and exceptions listed here, neither this Section 6 nor anything else in this Agreement limits any rights the Consultant may have to: (i) file a charge or complaint with any administrative agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), a state fair employment practices agency, or the U.S. Securities and Exchange Commission (“SEC”), or communicate directly with or provide information (including testimony) to an agency, or otherwise participate in an agency proceeding; (ii) or other administrative proceeding; (ii) give legislative testimony at the state legislature’s request, or testify in court pursuant to subpoena or court order; or (iii) communicate with the state attorney general, law enforcement or your attorney. 7. Drawings, Designs and Data - All drawings, designs, specifications, notebooks, tracings, photographs, negatives, reports, findings, recommendations, plans, data and memoranda of every description, and all copies thereof, furnished to the Consultant or developed in the course of or relating to the services rendered hereunder whether provided in printed form or electronic media of any kind shall be the property of B&W and the Consultant shall not retain copies in any form whether electronically or otherwise of any such matter or material. 8. Law - The Consultant will comply with all applicable laws (“Laws”) and regulations in the course of its activities on B&W’s behalf. This Agreement shall be constructed and governed under the laws of the State of Ohio, U. S. A.

4 9. Funds - The Consultant is prohibited from refunding any B&W funds to any director, officer, employee, or other agent of B&W or from making any illegal payment from the funds under applicable laws. 10. Term - This Agreement once signed by the Consultant and by B&W, will become effective on June 1, 2026 (the “Effective Date”). The term during which the Consultant provides the services to B&W provided for in Section 1.3 (the “Term”) shall commence on the Effective Date and shall remain in effect until December 31, 2026 unless earlier terminated. Either party may terminate the Term upon ninety (90) days’ advance written notice to the other party. The Term will be terminated without further liability or obligation on the part of B&W should the Consultant breach any of the covenants of this Agreement, other than (i) the Base Fee for the month in which the date of termination occurs and (ii) the reimbursement of any reasonable out-of-pocket costs incurred by Consultant in connection with the performance of the Services prior to the date of such termination, in each case to the extent not previously paid.. The Term may be extended upon mutual agreement of both parties. If extended, the Base Fee (defined in Exhibit B) will remain the same during the extended term, except as mutually agreed by the parties. 11. Compliance with Law and Ethics. 11.1 Consultant shall comply and shall ensure that its employees, agents and representatives (“Consultant Parties”) comply with all Laws. 11.2 The technical data, drawings, information, specifications or materials furnished to or developed by Consultant in the performance of the Order (collectively, “Regulated Information”) may be subject to U.S. export control Laws, including the Export Administration Regulations and the International Traffic in Arms Regulations. Consultant may not, and may not permit any third parties to, directly or indirectly, export, reexport, or release any Regulated Information to any jurisdiction or country to which, or any party to whom, the export, reexport, or release of any Regulated Information is prohibited by applicable Laws. Consultant is responsible for any breach of this Section 11.2 by Consultant Parties and their respective successors and permitted assigns, parents, affiliates, employees, officers, directors or agents. Consultant shall provide prior written notice of the need to comply with such Laws to any person, firm, or entity which it has reason to believe is obtaining any such Regulated Information from Consultant with the intent to export or reexport. 11.3 Unless this Agreement is exempt from Executive Order 11246, under the rules and regulations of the Secretary of Labor (41 C.F.R. § 60), Consultant agrees that during the performance of this Agreement, it will fully comply with the provisions of the equal opportunity clause as set forth in Section 202 of Executive Order 11246 and 41 C.F.R. § 60-1.4(a)(1-7), which provisions are hereby incorporated by reference and made a part of this Agreement. During the performance of this Agreement, Consultant also agrees that it will fully comply with the applicable equal opportunity provisions of the Rehabilitation Act of 1973, as amended, and applicable regulations, 41 C.F.R. § 60-741, et seq., and the Vietnam Era Veterans Readjustment Act of 1974, as amended, and applicable regulations, 41 C.F.R. § 60-2.50, et seq., which are hereby incorporated by reference and made a part of this Agreement. Consultant certifies that it does not and will not maintain

5 or provide for its employees any facilities that are segregated by race, color, religion or national origin, or permit its employees to perform any services at any location, under its control, where segregated facilities are maintained, and Consultant will obtain a similar certification for all non-exempt Subcontractors, as required by 41 C.F.R. § 60-1.8. Consultant and its Subcontractors shall abide by the requirements of 41 CFR 60-300.5(a) prohibiting discrimination against qualified protected veterans and requiring affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans. Consultant and its Subcontractors shall abide by the requirements of 41 CFR 60-741.5(a) prohibiting discrimination against qualified individuals on the basis of disability and requiring affirmative action by covered prime Consultants and Subcontractors to employ and advance in employment qualified individuals with disabilities. Consultant further agrees that to the extent applicable, including the purposes of promoting small and small disadvantaged businesses, Consultant will fully comply with the requirements of the Small Business Act, 15 U.S.C. Section 631, et seq., and the Office of Procurement Policy Act, 41 U.S.C. Section 423, et seq., as implemented in the Federal Acquisition Regulations found at 48 C.F.R. Part 1, et seq., all of which are hereby incorporated by reference and made part of this Agreement. Consultant shall provide B&W with information, as requested by B&W, to support any reporting that B&W must make pursuant to legal requirements, including information that B&W needs or otherwise requests in order to comply with reporting requirements of 48 C.F.R. 53.219 concerning small, small disadvantaged, and women-owned small businesses. Notwithstanding the foregoing, Consultant shall comply with the applicable regulations identified in 48 CFR 52.244-6, all of which are incorporated herein by reference. Consultant shall ensure that any Subcontractors do the same. In addition, Consultant shall, if applicable, comply with the Fair Labor Standards Act of 1938 (particularly Sections 6, 7 and 12 thereof), as amended; the Social Security Act, as amended; and federal and state unemployment tax Laws. 11.4 Consultant shall comply with all applicable privacy and data protection Laws (“Data Protection Legislation”). If requested by B&W in order to comply with applicable Data Protection Legislation, Consultant shall enter into a data processing agreement in a form approved by B&W that meets the requirements of the applicable Data Protection Legislation. Without limiting the generality of the foregoing, if Consultant will be processing any personal data that is subject to the General Data Protection Regulation ((EU) 2016/679) (“GDPR”) in connection with the Work, then Consultant shall enter into a data processing agreement in a form approved by B&W that meets the requirements of the GDPR. 11.5 Consultant acknowledges, and agrees to comply with, B&W’s commitment that all business activities be conducted ethically, with integrity, and in full compliance with both the letter and the spirit of the Laws and regulations applicable to those activities. This commitment applies without limitation to the award of contracts/subcontracts on an impartial/competitive basis, personal business conduct, internal control systems, the giving/receiving of gifts, and correct documentation and registration of financial accounts. No employee of B&W is authorized to ask Consultant to operate on B&W’s behalf in an illegal manner or in contrast with B&W’s business-conduct policies. Should Consultant ever receive, directly or indirectly from any B&W representative, a request that Consultant believes is contrary to the provisions of this Article, Consultant shall immediately notify B&W’s general counsel. 11.6 Consultant acknowledges receipt of a copy of The Babcock & Wilcox Company Code of Business Conduct (also available online at http://ethics.babcock.com/cobclanding.asp)

6 and The Babcock & Wilcox Company Supplier Code of Conduct (also available online at http://www.babcock.com/en/about/-/media/95a538b756aa4c17be46f70fd3cd75b4.ashx) (the “Codes”), and Consultant acknowledges that it has reviewed and understands the Codes and will comply with same in all respects throughout the term of the Order. Upon request, Consultant shall certify acknowledgement of receipt, review, understanding, and compliance with these Codes. In the event that B&W reasonably believes that Consultant has violated the standards and requirements set forth in either of the Codes, B&W may terminate this Order with no further liability of any nature whatsoever to Consultant hereunder. 11.7 Without limiting the generality of the foregoing or the effect of any other provision of the Order, and to the extent Consultant performs any of Work or obtains any of the Goods required under the Order in or from a foreign country: (a) Consultant represents and warrants that it is familiar with the Foreign Corrupt Practices Act, as amended, (the “FCPA”). Consultant further represents that, in particular, it is familiar with the prohibitions of the FCPA against paying or giving anything of value, either directly or indirectly, to foreign officials, candidates or political parties for the purpose of securing any improper advantage for a company, including assisting a company in obtaining or retaining business; and (b) Consultant may not make any offer, payment, promise to pay, gift, or promise to give monies or anything of value; nor authorize any such offer, payment, promise to pay, gift, or promise to give by anyone acting for or on behalf of Consultant or B&W; to any government official, any political party or official thereof, any candidate for political office, any official of a public international organization, or any other person that is contrary to the provisions of the FCPA, as amended. 11.8 Consultant acknowledges that the representations and warranties provided in this clause are material to B&W’s award of this Consulting Agreement to Consultant. B&W may terminate this Consulting Agreement at any time, without any liability or obligations to Consultant, if B&W believes, in good faith, that Consultant has violated any provisions of this Article. Any action by Consultant which would or might constitute a violation of this Article, or a request for such action from or by a representative of Consultant, will result in immediate termination of the Order without further liability or obligation of B&W. 12. NOT USED 13. NOT USED 14. Disclaimer of Damages - In no event shall B&W be liable to Consultant for special, indirect, incidental, punitive, or consequential damages whether arising from tort (including strict liability), breach of contract or other theory of law or equity. 15. Warranty - Consultant warrants to B&W that all services and work product will be performed in a professional manner. Consultant further warrants that any work product produced, delivered or provided by Consultant to B&W: (i) is and/or will be the original work of Consultant alone and is and/or will be developed pursuant to this Agreement; and (ii) does and/or will not, in whole or in part, infringe any patent, copyright, trade secret, or other proprietary right of any third party. 16. Site Activities - Consultant, its employees, representative, suppliers and visitors shall be subject to the rules and regulations set by B&W and/or the owner of the facility where the services are to be performed for the safe, orderly and efficient conduct of all operations at the jobsite. Consultant shall employ only competent and skilled personnel to perform the

7 work and shall, if requested to do so by B&W, remove from the jobsite any personnel of Consultant whom B&W determines to be incompetent, dishonest, uncooperative or working in an unsafe manner. In the event any Consultant employee is denied access to or removed from the jobsite, Consultant shall promptly replace such individual with another who is fully competent and skilled to perform the work and any costs associated with such replacement shall be the sole responsibility of Consultant. 17. Miscellaneous Matters 17.1 Failure on the part of either party (the “first party”) to insist on strict compliance by the other with any provisions of this Agreement shall not constitute a waiver of the other party’s obligations in respect thereof, or of the first party’s right hereunder to require strict compliance therein in the future. 17.2 This Agreement sets forth the entire understanding of the parties as to the matters included herein, and can be amended or extended only by written agreement signed by both parties. 17.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but this provision shall not be construed as allowing Consultant to convey or assign its rights or obligations hereunder without the prior written consent of B&W. 17.4 The obligations set forth in this Agreement are severable and divisible, and any clause or portion not enforceable thereof shall not cause the remainder of such clause or of the other obligations contained herein from being enforceable. 17.5 Consultant affirms and recognizes that this Agreement has been executed in good faith and that its obligations are compatible with the compensation as set forth in Article 3 hereof. 17.6 This Agreement may be executed in counterparts (including electronically transmitted counterparts), each of which is deemed an original and which together constitute one and the same instrument [Signature page follows.]

8 IN WITNESS WHEREOF, this Agreement has been executed as of the date last signed below. Babcock & Wilcox Enterprises, Inc. Consultant By: Name: (print or type) Title: Date Signed: By: Name: _____________________ Date Signed:

9 Exhibit A Description of Services Consultant shall be primarily responsible for providing: • Transition support of General Counsel, Corporate Secretary and Chief Compliance Officer roles • Consultant’s Services shall not include professional legal services

10 Exhibit B Compensation Compensation for Consultant shall consist of the following: Compensation Type Compensation Amount/Method Base Fee $20,000/ month to be paid by the 15th day of each month, beginning in June 2026

Rev. 20Feb2020 13 Exhibit C Release Agreement